Exhibit 99.3

[Department of Natural Resources for State of Louisiana letterhead]

September 21, 2006

Mr. David C. Landry
Vice President-General Manager
Freeport-McMoRan Energy LLC
1615 Poydras Street
New Orleans, LA 70112

RE:                 C20040169, Coastal Zone Consistency Modification
Freeport-McMoRan Energy LLC
United States Coast Guard
Federal License or Permit
Main Pass Energy Hub Deepwater LNG Port, utilizing a closed loop vaporization system, located in Main Pass 299, in the Gulf of Mexico

Dear Mr. Landry:

The above referenced project modification has been reviewed for consistency with the approved Louisiana Coastal Resource Program (LCRP) as required by Section 307 of the Coastal Zone Management Act of 1972, as amended. The modification, as proposed in the application, is consistent with the LCRP. This modification addresses the proposed facility’s consistency with the Louisiana Coastal Resources Program.

By letter dated May 5, 2006, Governor Blanco indicated that the state was also concerned about the rising costs the state must shoulder with respect to hosting a significantly expanded LNG industry. The financial burdens on our limited state resources that this expansion is causing must be addressed. I trust that you will be speaking with the Governor and her staff regarding how this can be accomplished.

Mr. David Landry
September 21, 2006

If you have any questions concerning this consistency determination concurrence please contact Brian Marcks of the Consistency Section at (225) 342-7939 or 1-800-267-4019.

Sincerely,

/s/ Gerald M. Duszynski
Gerald M. Duszynski
Acting Assistant Secretary

GMD:JH:bgm
cc:          Mark Prescott, U.S. Coast Guard
Ron Ventola, NOD-COE
Alex Alvarado, MMS
John Johnston, LDNR
Heather Finley, LDWF